                                                                    EXHIBIT 10.3

                                                              Loan No: 158186-01

                                      NOTE

$170,588.00
August 25, 2000

         FOR VALUE RECEIVED, the undersigned, RAMCO-GERSHENSON PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP, whose address is 27600 NORTHWESTERN HIGHWAY, SUITE 200, SOUTHFIELD, MICHIGAN 48034("Maker"), promises to pay to the order of LINCOLN NATIONAL HEALTH & CASUALTY INSURANCE COMPANY, AN INDIANA CORPORATION ("Holder"), the principal sum of ONE HUNDRED SEVENTY THOUSAND FIVE HUNDRED EIGHTY-EIGHT DOLLARS AND NO CENTS($170,588.00), with interest from date as hereinafter provided, both principal and interest payable c/o Lincoln Investment Management, Inc., 200 East Berry Street, P.O. Box 2390, Fort Wayne, Indiana 46802, Attention Loan Servicing, Loan No. 158186-01, or at such other place as the Holder or this Note may designate from time to time.

         1. As used in this Note, the term "Maker" shall include the successors and assigns of the person or entity executing this Note, and the term "Holder" shall include the successors and assigns of HOLDER.

         2. All payments, both of interest and principal, shall be paid in lawful money of the United States.

         3. Until directed otherwise in writing by the Holder or as otherwise provided below, all payments under this Note shall be made by Electronic Fund Transfer debit entries to the Maker's account at an Automated Clearing House ("ACH") member bank. Each payment shall be initiated by the Holder (or, at Holder's option, by its loan servicing agent AT NO COST TO BORROWER) through the ACH Network for settlement on the respective due dates. Prior to each payment due date, the Maker shall deposit and/or maintain sufficient funds in its account to cover each debit entry. Notwithstanding the foregoing, the failure, for whatever reason, of the Electronic Funds Transfer debit entry transaction to be timely completed shall not relieve the Maker from its obligations to promptly and timely make all payments called for under this Note when due and to comply with Maker's other obligations hereunder.

         4. This obligation shall bear interest from the date hereof at the rate of EIGHT AND 81/100 PERCENT (8.81%) per annum based on a 360-day year (the "Interest Rate") until maturity. PAYMENTS OF interest from the date hereof through the next occurring TENTH (10TH) day or the month shall be paid on September 8, 2000 by wire transfer of federal funds to Holder. Monthly installments of ONE THOUSAND FOUR HUNDRED NINE DOLLARS AND FORTY-FOUR CENTS ($1,409.44) each shall become due beginning on October 10, 2000, and a like sum on the TENTH (10TH) day of each consecutive month thereafter (provided, however, in the event the tenth (10th) day of the month is a Saturday, a Sunday, or a legal holiday, payment shall be due on the immediately preceding business day). On JANUARY 10, 2006 (the "Original Maturity Date"), the entire principal balance and accrued interest then owing shall become immediately due and payable; it is acknowledged by Maker, however, that the foregoing payments will not fully amortize the entire principal sum payable hereunder and that, accordingly, the payment due on JANUARY 10, 2006, will be a "balloon" payment which is substantially larger in amount than those preceding the same. Each monthly payment shall be credited first toward sums other than interest and principal due Holder under this Note, the Mortgage, or the Collateral Loan Documents (as hereinafter defined), then toward all interest then due, and then, subject to any provisions hereof prohibiting, restricting or conditioning prepayment of principal, any amounts remaining shall be credited to reduce the amount of the principal then outstanding.

         5. This Note is secured by an AMENDED, RESTATED AND CONSOLIDATED MORTGAGE (the "Mortgage") dated of even date herewith, in favor of THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, AN INDIANA CORPORATION ("LINCOLN"), INDIVIDUALLY, AND AS AGENT FOR HOLDER (COLLECTIVELY, "LENDER"), for the benefit of Holder, encumbering, among other things, certain real estate and other property more particularly described in Exhibit A attached thereto and made a part thereof (the "Premises"). This Note shall be governed by and construed in accordance with the laws of MICHIGAN.

         6. At the option of the Holder of this Note, the entire principal balance and accrued interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following events, (hereinafter sometimes referred to as a "Default") AND CONTINUANCE OF SUCH DEFAULT BEYOND ANY PERIOD WHICH CURE IS EXPRESSLY PERMITTED IN THIS NOTE, THE MORTGAGE OR THE COLLATERAL LOAN DOCUMENTS (AS HEREINAFTER DEFINED):

         (a) Default in the payment of any installment of principal or interest due hereunder on the date such payment shall be due and payable under the terms of this Note or the failure to pay any other sum of money due under this Note (time is of the essence of this Note), the Mortgage, or any other agreement or instrument securing or pertaining to this Note or the indebtedness evidenced hereby, including but not limited to that certain Loan Agreement DATED DECEMBER 17, 1997, AS AMENDED BY THAT CERTAIN AMENDMENT TO LOAN DOCUMENTS DATED of even date herewith (THE "LOAN AGREEMENT") by and between Maker and LENDER and the Commitment and the Environmental Indemnity Agreements (as defined in the Loan Agreement) (such other agreements and instruments being collectively referred to herein as the "Collateral Loan Documents"), on the date such sum of money is due and payable;

         (b) The occurrence of any Default, other than a Default under Section
(a) above, under this Note, the Mortgage, or any of the Collateral Loan Documents; or

         (c) The filing by or against the Maker of this Note, or any guarantor or surety of the payment of the indebtedness evidenced by this Note, of a proceeding in bankruptcy or arrangement or reorganization pursuant to the Federal Bankruptcy Code or any similar law, federal or state, including but not limited to:

             (i) Maker or any guarantor or surety shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Maker or any such guarantor or surety or of all or any part of the Premises or of all or any of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay or shall fail to pay its debts generally as they become due; or

              (ii) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Maker or any guarantor or surety seeking any reorganization. dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Maker or any guarantor or surety shall be the subject of an order for relief entered by such a court, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof, or any trustee, receiver, custodian or liquidator of Maker or any guarantor or surety or of all or any part of the Premises or of any or all of the royalties, revenues, rents, issues or profits thereof shall be appointed without the consent or acquiescence of Maker or any such guarantor or surety and such appointment shall remain unvacated and unstayed for an aggregate of sixty
(60) days (whether or not consecutive).

         7. All installments of interest and the principal, or any portion thereof, not paid when due, if permitted by applicable law, shall bear interest at a rate equal to the lesser of four percent (4%) in excess of the Interest Rate or the Highest Lawful Rate (as hereinafter defined) (the "Default Rate"). During the existence of any Default hereunder, under the Mortgage or under the Collateral Loan Documents, the entire unpaid balance hereunder shall, at the option of the Holder hereof, bear interest at the Default Rate.

         8. Except as may otherwise be expressly set forth herein, Maker and all other parties now or hereafter liable for payment hereof, whether as guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of Default, notice of intent to accelerate, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the Holder hereof and to all partial payments hereon, whether before or after maturity.

         9. Without prejudice to any other provision herein, if permitted by applicable law the Holder hereof may collect a late charge equal to four percent (4%) of any installment not paid under the terms of this Note and of any payment to be made under the Mortgage or any of the Collateral Loan Documents securing same if said installment or payment is not paid when due, to cover the extra expense in handling delinquent payments; provided that such late charge shall not, itself or together with other interest to be paid on the indebtedness evidenced by this Note or indebtedness arising under the Mortgage or under the Collateral Loan Documents, exceed the Highest Lawful Rate. Late charges shall not be payable on installments or payments which would have fallen due after acceleration upon Default, unless the Holder hereof later waives such acceleration and accepts payment of all principal then due with accrued interest at the Default Rate. Said fee or late charge shall be added to and become a part of the next succeeding monthly payment as required hereunder, or, at Holder's option, may be deducted from that portion of the installment applicable to the reserve for future tax and insurance payments, if such a reserve is maintained, or become part of the indebtedness evidenced by this Note. SAID LATE CHARGE SHALL NOT APPLY TO THE PAYMENT DUE ON THE ORIGINAL MATURITY DATE IF SUCH PAYMENT IS RECEIVED NO LATER THAN JANUARY 17,2006.

         10. If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court proceeding, or if this Note, the Mortgage, or any Collateral Loan Document is otherwise placed in the hands of an attorney for collection or enforcement, whether before or after maturity of this Note, or if Holder OR LINCOLN shall be made a party to any litigation merely because of the existence of this Note, the Mortgage, or any Collateral Loan Document, Maker agrees to pay all costs incurred by Holder OR LINCOLN in connection with this Note, the Mortgage, or the Collateral Loan Documents, including, but not limited to, reasonable attorneys' fees, and all other costs and expenses associated with court and/or administrative proceedings through the appellate level, costs of title search, environmental assessments and studies, continuation of abstract(s) and preparation of survey, and costs incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which the Holder OR LINCOLN may be or become a party by reason of this Note, the Mortgage, or any Collateral Loan Document, including but not limited to condemnation. bankruptcy, and administrative proceedings, as well as any other of the foregoing where a proof of claim is by law required to be filed, or in which it becomes necessary to defend or uphold the terms of this Note, the Mortgage, or any Collateral Loan Documents.

         11. Regardless of any provision contained in this Note, the Mortgage, or the Collateral Loan Documents, the Holder hereof shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Highest Lawful Rate (as hereinafter defined) and, in the event the Holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such AND SUCH PREPAYMENT SHALL NOT BE SUBJECT TO ANY PREPAYMENT PREMIUM; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In furtherance of the foregoing, Holder and Maker stipulate and agree that none of the terms and provisions contained in this Note, the Mortgage or any Collateral Loan Document shall ever be construed to create a contract to pay interest at a rate in excess of the Highest Lawful Rate. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term thereof; provided that if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received would exceed the Highest Lawful Rate, then Holder shall refund to Maker the amount of such excess or credit the amount of such excess against the principal of this Note, and, in such event, the Holder shall not be subject to any penalties provided by law for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "Highest Lawful Rate" shall mean the maximum rate of interest which Holder hereof is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note, the Mortgage, or any of the Collateral Loan Documents. The term "applicable law" as used herein shall mean the laws of MICHIGAN or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         12. No prepayments of the indebtedness hereunder shall be permitted, this Note being closed to prepayment, EXCEPT AS EXPRESSLY PERMITTED IN EXHIBIT A, ADDITIONAL PROVISIONS, SECTION A3.

         13. Upon the occurrence of any Default under this Note, the Mortgage, or the Collateral Loan Documents during any period when this Note is closed to prepayment, and following the acceleration or maturity of the indebtedness evidenced hereby as herein provided, if permitted by applicable law, there shall be due and payable as a part of the indebtedness evidenced hereby, an amount equal to the greater (all as calculated by the Holder) of (i) the present value (discounted at the Treasury Rate, as hereinafter defined) of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of such acceleration) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the Original Maturity Date (the "Treasury Rate") from the effective annual compounded yield of this Note, multiplied by the outstanding principal balance (at the time of acceleration), multiplied by the number of years (and any fraction thereof) remaining between the date of acceleration and the Original Maturity Date (such amount will be computed as if the amount determined in accordance with the preceding sentence were paid in equal monthly installments after the date of such acceleration through the Original Maturity Date); or (ii) five percent (5%) of the outstanding principal balance (at the time of acceleration) of this Note.

         14. If there be more than one Maker of this Note, the obligations of each Maker hereunder shall be joint and several.

         15. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE ENFORCEMENT OF MAKER'S OBLIGATIONS HEREUNDER, UNDER THE MORTGAGE, AND THE COLLATERAL LOAN DOCUMENTS (AS DEFINED IN THE MORTGAGE), AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN MICHIGAN FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS. FURTHERMORE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OF THE PAPERS ISSUED IN CONNECTION WITH SUCH LITIGATION AND AGREES THAT SERVICE MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS SET FORTH HEREIN.

         16. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE, ANY COLLATERAL LOAN DOCUMENT, OR ANY OTHER MATTERS RELATED THERETO.

         17. The terms, conditions and provisions of this Note are subject, in all respects, to the additional provisions set forth on Exhibit A attached hereto and incorporated herein by this reference.

         IN WITNESS WHEREOF, the undersigned have executed and delivered under seal this Note as of the day and year first above written.

                                       MAKER

Signed in the presence of:             RAMCO-GERSHENSON PROPERTIES, L.P., a
                                       Delaware limited partnership


------------------------------------
                                       By: Ramco-Gershenson Properties Trust, a
Printed Name:                              Maryland Real Estate Investment Trust
             -----------------------       (f/k/a RPS Realty Trust)
                                           General Partner


                                           By: /s/ Richard J. Smith
------------------------------------          ----------------------------------
                                               Richard J. Smith,
Printed Name:                                  Chief Financial Officer
             -----------------------

                                    EXHIBIT A
                          ADDITIONAL PROVISIONS TO NOTE

Section A1. No Personal Liability for Debt. Notwithstanding any other provision of this Note, the Mortgage, or the Collateral Loan Documents to the contrary, except as provided in this Section A1, the execution of this Note shall impose no personal liability on the Maker for payment of the indebtedness evidenced hereby or secured by the Mortgage. Holder shall look only to the Premises and to the rents, issues and profits thereof, and other collateral identified in the Mortgage and the Collateral Loan Documents, and in the event of a Default will not seek any deficiency or personal judgment against Maker except such judgment or decree as may be necessary to foreclose and bar Maker's interests in the Premises; provided, however, that nothing herein stated shall:

         (a) release, impair or otherwise affect this Note, the Mortgage, or any of the Collateral Loan Documents; nor

         (b) impair or otherwise affect the validity or the lien of this Note, the Mortgage, or any of the Collateral Loan Documents; nor

         (c) impair the right of Holder to accelerate the maturity of this Note (or to avail itself of any of its other rights and remedies) upon the occurrence of a Default; nor

         (d) relieve the Maker from personal liability for, nor impair the right of the Holder to proceed against or recover from the Maker for any or all of the following:

             (i) failure by Maker to return tenant security deposits and prepaid rents to tenants of the Premises as required by the terms of such tenants' leases or rental agreements or by MICHIGAN law, or, in the event Holder takes possession of the Premises upon Default hereunder through foreclosure or prior to foreclosure pursuant to the rights and remedies set forth in the Mortgage, failure by Maker to deliver to Holder all tenant security deposits and security deposits held pursuant to tenant leases;

             (ii)   rents collected for more than one month in advance;

             (iii) failure by Maker following Default to apply all rents, issues and profits from the Premises to the repayment of the indebtedness evidenced hereby or secured by the Mortgage or to the normal operating expenses of the Premises;

             (iv) fraud or material breach of Maker's warranties or representations;

             (v)    waste with respect to the Premises (or any part thereof);

             (vi) misappropriation or misapplication of insurance or condemnation proceeds;

             (vii) destruction of the Premises (or any part thereof) by or from an uninsured or underinsured casualty or event for which Maker is required under the Mortgage or any Collateral Loan Document to obtain insurance;

             (viii) taxes levied on the Premises, including ad valorem taxes and special improvement assessments, and insurance premiums for the Premises;

             (ix) any and all costs, EXCEPTING THAT OF REMEDIAL ACTION FOR WHICH THE MAKER HAD NO OBLIGATION BY VIRTUE OF "GRANDFATHERED" STATUS, incurred in order to bring the Premises into compliance with the accessibility provisions of the Fair Housing Act of 1988 and the Americans with Disabilities Act of 1990;

             (x) any expense, damage, loss or liability (1) arising from or with respect to the breach of the warranties contained in this Note, the Mortgage, or the Collateral Loan Documents in connection with environmental matters, or (2) arising from or with respect to the indemnity contained in the Environmental Indemnity Agreements or with respect to any other indemnification relating to environmental matters;

             (xi) seizure or forfeiture of the Premises, any portion thereof, or Maker's interest therein, pursuant to any federal, state or local criminal law, including but not limited to racketeering, income tax evasion or illegal drugs;

             (xii) ANY VIOLATION OF THE ERISA COVENANTS CONTAINED IN SECTION 2.05(B) OF THE MORTGAGE; AND

             (xiii) all amounts due under the $4,300,000.00 Letter of Credit to be supplied by Maker, as provided in the Loan Agreement, if said Letter of Credit is not timely renewed, as provided in the Loan Agreement, or if the Letter of Credit is dishonored or Holder is unable to draw the full amount thereof for any reason;

Furthermore, Maker shall remain personally liable for and indemnify Holder with respect to any loss in connection with the foregoing items, together with any costs incurred by Holder in connection with the foregoing items, including, but not limited to, reasonable attorneys' fees, all costs and expenses associated with court and/or administrative proceedings through the appellate level, costs of environmental assessments and studies, costs incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which the Holder may be or become a party by reason thereof, including, but not limited to, condemnation, bankruptcy and administrative proceedings, as well as any other proceeding where a proof of claim is by law required to be filed, or in which it becomes necessary to defend or uphold the terms of this Note, the Mortgage, or any Collateral Loan Documents, as they relate to any of the foregoing items. HOLDER MAY
RECOVER FROM MAKER ONLY ONCE FOR ANY SINGLE LOSS, LIABILITY OR EXPENSE OCCASIONED BY ANY OF THE EVENTS DESCRIBED IN CLAUSES (I) THROUGH (XIII) ABOVE AND SUCH RIGHT OF RECOVERY SHALL NOT CONVERT THE INDEBTEDNESS EVIDENCED HEREBY TO A RECOURSE OBLIGATION.

Section A2. No Default if Malfunction. Holder shall not declare a Default if Holder does not receive Maker's monthly principal and interest payment on the date the same is due if the nonpayment is due either to a malfunction in the Electronic Fund Transfer ("EFT") system or failure by Holder to initiate such EFT. Notwithstanding the previous sentence the failure, for whatever reason, of the EFT debit entry transaction to be timely completed shall not relieve Maker from its obligation to make all payments when due under this Note or from Maker's other obligations hereunder.

Section A3. Prepayment. The following shall be inserted at the end of Section 12 of the Note:


         Notwithstanding the prohibition of prepayment set forth in this Note, the Mortgage, or any Collateral Loan Document, the following shall apply:

              Effective on FEBRUARY 10, 2001, the privilege is reserved to make full prepayment of principal, interest and all other costs and expenses payable under this Note, the Mortgage, and the Collateral Loan Documents, on the TENTH
(10TH) day of any month upon payment to the Holder of a premium on the principal amount so prepaid, which prepayment premium shall be equal to the greater (all as calculated by Holder) of:

         a) The present value (discounted at the Treasury Rate as hereinafter defined) of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of prepayment) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the Original Maturity Date (the "Treasury Rate") from the effective annual compounded yield of this Note, multiplied by the outstanding principal balance (at the time of prepayment) of this Note, multiplied by the number of years (and any fraction thereof) remaining between the date of prepayment and the Original Maturity Date (such amount shall be computed as if the amount determined in accordance with the provisions of this subsection were paid in equal monthly installments after the date of such prepayment through the Original Maturity Date); or

         b) One percent (1%) of the outstanding principal balance (at the time of prepayment) of this Note.

If the Maker so elects to make full prepayment of the indebtedness hereunder, it shall give not less than sixty (60) days prior written notice to that effect to the Holder by registered or certified mail, directed to this address: c/o Lincoln Investment Management, Inc., 200 East Berry Street, P.O. Box 2390, Fort Wayne, Indiana 46802, Attention: Loan Servicing, Loan No.158186-01. The foregoing premium shall also apply and be payable in the event of any acceleration by Holder of the indebtedness evidenced by this Note when otherwise open to prepayment, as provided above.

            Commencing on SEPTEMBER 10, 2005, and continuing through the Original Maturity Date, prepayment may be made without prepayment premium.

Section A4. Reamortization. Upon (a) any prepayment of principal permitted under Sections B2 or B6 on Exhibit B to the Mortgage, or (b) any application of insurance proceeds or eminent domain awards to repayment of principal as provided in the Loan Agreement. Maker agrees to adjust the monthly payments due hereunder at the Interest Rate based on the Mortgage balance existing after prepayment, using an amortization of twenty-five (25) years minus the number of years and/or portions of years that have elapsed under this Note but prior to such prepayment.

Section A5. Non-Recourse as to Trustees. All persons having any claim hereunder against the Ramco-Gershenson Properties Trust (the "Trust"), general partner of the Maker, or in connection with any matter that is the subject hereof shall look solely to the trust assets of the Trust, and in no event shall such obligations of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally.

Section A6. Participation. This Note represents a participation interest of One Hundred Seventy Thousand Five Hundred Eighty-eight Dollars and No Cents ($170,588.00) in a loan in the aggregate original principal amount of One Million Four Hundred Fifty Thousand Dollars and No Cents ($1,450,000.00) (the "Loan") administered by Lincoln on behalf of itself and Holder. The balance of the Loan is evidenced by a separate note representing a retained interest in the Loan in the original principal amount of One Million Two Hundred Seventy-nine Thousand Four Hundred Twelve Dollars and No Cents ($1,279,412.00) payable to Lincoln (the "Retainage Note"). The relationship between Holder and Lincoln is governed by a separate participation agreement or agreements. Pursuant to such agreement(s), Lincoln has the authority to exercise all rights of the Holder under this Note, all rights of the Mortgagee under the Mortgage and all rights of the Lender under the Collateral Loan Documents. Lincoln shall be conclusively deemed to have the authority to take all actions undertaken by it with respect to the foregoing instruments, and Maker shall have no duty, obligation or right to inquire as to the authority of Lincoln to act in such capacity. Notwithstanding any provision in this Note regarding prepayment, in no event shall Maker be entitled to prepay this Note without simultaneously prepaying the Retainage Note and that certain Note dated December 17, 1997, made by Maker payable to the order of The Lincoln National Life Insurance Company in the original principal amount of Eight Million Five Hundred Thousand Dollars and No Cents ($8,500,000.00) (the "$8,500,000.00 Note").

         This Exhibit shall not be binding, and shall have no force and effect, unless executed by the Maker below:

Signed in the presence of:             RAMCO-GERSHENSON PROPERTIES, L.P., a
                                       Delaware limited partnership


------------------------------------
                                       By: Ramco-Gershenson Properties Trust, a
Printed Name:                              Maryland Real Estate Investment Trust
             -----------------------      (f/k/a RPS Realty Trust)
                                           General Partner


                                           By: /s/ Richard J. Smith
------------------------------------          ----------------------------------
                                               Richard J. Smith
Printed Name:                                  Chief Financial Officer
             -----------------------


                                      A-3